UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2018

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01175	81-2878769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37TH FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On May 15, 2018, Bain Capital Specialty Finance, Inc. (the “Company”), entered into an amendment to a credit agreement (the “Revolving Credit Facility Amendment”) with the Company as Equity Holder, BCSF I, LLC as Borrower, and Goldman Sachs Bank USA, as Sole Lead Arranger, Syndication Agent and Administrative Agent, and U.S. Bank National Association as Collateral Administrator, Collateral Agent and Collateral Custodian.

The Revolving Credit Facility Amendment, among other things, amends certain definitions to allow for foreign exchange transactions to be executed by the Borrower and provide for the inclusion of foreign currencies as may be mutually agreed upon. The other material terms of the Revolving Credit Facility were unchanged. The description above is only a summary of the material provisions of the Revolving Credit Facility Amendment and is qualified in its entirety by reference to a copy of the Revolving Credit Facility Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d)	Exhibits.

10.1

Omnibus Amendment No. 1, dated May 15, 2018, to Revolving Credit Agreement, dated October 4, 2017, among the Company as Equity Holder, BCSF I, LLC as Borrower, and Goldman Sachs Bank USA, as Sole Lead Arranger, Syndication Agent and Administrative Agent, and U.S. Bank National Association as Collateral Administrator, Collateral Agent and Collateral Custodian.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bain Capital Specialty Finance, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL SPECIALTY FINANCE, INC.

Date: May 17, 2018	By:	/s/ Michael Treisman
		Name:	Michael Treisman
		Title:	Secretary

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